UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Southern Copper Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Supplement to Proxy Statement

For the Annual Meeting of Stockholders to be Held

May 23, 2025

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Southern Copper Corporation (the “Company”) with the Securities and Exchange Commission on April 11, 2025 in connection with the Company’s annual meeting of stockholders (the “Annual Meeting”), to be held virtually via live webcast at www.virtualshareholdermeeting.com/SCCO2025 at 9:00 a.m. Mexico City Time on Friday, May 23, 2025.

The purpose of this Supplement is to clarify certain statements and correct certain inadvertent errors in the Proxy Statement regarding voting standard information and the effect of broker non-votes and abstentions on certain proposals. Other than these clarifications and corrections, the Proxy Statement remains unchanged, and this Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting. If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

With respect to the Company's Proposal to Amend and Extend the term of the Directors' Stock Award Plan for Three Years and Authorize a Grant of Shares Contingent on Attendance at all of the Board Meetings for the Relevant Quarterly Period, approval requires the affirmative vote of the holders of a majority of votes cast in person or by proxy at the meeting by the holders of shares of Common Stock entitled to vote thereon. Abstentions are counted for quorum purposes. Abstentions and broker non-votes will have no effect on the outcome of this proposal, as they are not counted as votes cast. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the approval of the Directors’ Stock Award Plan amendment and extension as described in this proxy statement.

7310 North 16th Street	Avenida Caminos del Inca No. 171,	Edificio Parque Reforma,
Suite 135,	Chacarilla del Estanque,	Campos Eliseos No. 400, 12th Floor,
Phoenix, AZ 85020	Santiago de Surco,	Col. Lomas de Chapultepec,
USA	C.P. 15038, Peru	Delegacion Miguel Hidalgo
TEL: +(602) 264-1375	TEL: +(511) 512-0440, ext. 3442	Mexico City, C.P. 11000, Mexico
TEL: +(52-55) 1103-5320

Your Vote Counts! SOUTHERN COPPER CORPORATION 7310 NORTH 16TH ST. SUITE 135 PHOENIX, AZ 85020 SOUTHERN COPPER CORPORATION 2025 Annual Meeting Vote by May 22, 2025 11:59 PM ET Vote Virtually at the Meeting* May 23, 2025 9:00 A.M., Mexico City Time Virtually at: www.virtualshareholdermeeting.com/SCCO2025 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V70096-P29567 You invested in SOUTHERN COPPER CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 23, 2025. Get informed before you vote View the Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 9, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V70097-P29567 1. Election of Directors. 1a. Germán Larrea Mota-Velasco For 1b. Oscar González Rocha For 1c. Vicente Ariztegui Andreve For 1d. Javier Arrigunaga Gomez del Campo For 1e. Enrique Castillo Sánchez Mejorada For 1f. Leonardo Contreras Lerdo de Tejada For 1g. Luis Miguel Palomino Bonilla For 1h. Carlos Ruiz Sacristán For 1i. Jose Pedro Valenzuela Rionda For 2. Approve amendments to the Company’s Directors’ Stock Award Plan and to extend the term of the plan for three years. For 3. Ratify the Audit Committee’s selection of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for calendar year 2025. For 4. Approve by, non-binding vote, executive compensation. For 5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.